                                 EXHIBIT 99.1

Exhibit 99.1  Financial Statements for Valley Financial Corp.


                                   CONTENTS



INDEPENDENT AUDITOR'S REPORT                                               1

FINANCIAL STATEMENTS

     Consolidated Statements of Financial Condition                        2
     Consolidated Statements of Operations                                 3
     Consolidated Statements of Stockholders' Equity                       4
     Consolidated Statements of Cash Flow                                  5
     Notes to Consolidated Financial Statements                            7

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
VALLEY FINANCIAL CORP.

We have audited the accompanying consolidated statements of financial condition of Valley Financial Corp. and its wholly-owned subsidiary, Valley Savings Bank, FSB, as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Valley Financial Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Financial Corp. and its wholly-owned subsidiary, Valley Savings Bank, FSB, as of December 31, 1996 and 1995 and the consolidated results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

February 7, 1997                         /s/ Marti, Lynch & Company
                                        -----------------------------
                                         Marti, Lynch & Company

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                          December 31, 1996 and 1995

                                                                                              1996                      1995
                                                                                         --------------            --------------
ASSETS:
Cash and due from banks                                                                  $    5,929,792            $    5,170,744
                                                                                         --------------            --------------
Investment securities:
  Securities held-to-maturity (fair value of $691,800 in 1996 and 1995)                         691,800                   691,800
  Securities available-for-sale, at fair value                                               27,914,542                19,978,099
                                                                                         --------------            --------------
    Total investment securities (Notes 1, 2 & 3)                                             28,606,342                20,669,899
                                                                                         --------------            --------------
Mortgage-backed securities:
  Securities available-for-sale, at fair value                                                8,423,607                 6,553,072
                                                                                         --------------            --------------
    Total mortgage-backed securities (Notes 1 & 2)                                            8,423,607                 6,553,072
                                                                                         --------------            --------------

Inventory of loans, at cost                                                                          --                    81,958
Loans receivable, net (Notes 1, 4 & 5)                                                       61,180,347                60,447,448
Accounts receivable - loans sold (Notes 1 & 15)                                                 128,579                   252,152
Accrued interest receivable                                                                     842,503                   703,052
Foreclosed real estate, net                                                                       3,052                    24,541
Premises and equipment (Notes 1 & 7)                                                          1,151,430                 1,212,396
Deferred tax asset (Notes 1 & 11)                                                                17,980                        --
Other assets                                                                                    143,889                   124,470
                                                                                         --------------            --------------
    TOTAL ASSETS                                                                         $  106,427,521            $   95,239,732
                                                                                         ==============            ==============
LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
  Deposits (Notes 1 & 8)                                                                 $   97,554,754            $   86,520,234
  Borrowed funds (Note 9)                                                                       500,000                   550,000
  Advances from borrowers for taxes and insurance                                               244,580                   263,338
  Deferred tax liability (Notes 1 & 11)                                                              --                    74,513
  Accrued expenses and other liabilities                                                      1,075,032                   983,548
                                                                                         --------------            --------------
    Total liabilities                                                                        99,374,366                88,391,633
                                                                                         --------------            --------------
Commitments and contingencies (Note 13)

Stockholders' equity: (Note 12)
  Common stock, $1 par value, 100,000 shares authorized;
   31,900 issued; 28,050 outstanding 1996; 29,050 outstanding 1995                               31,900                    31,900
  Additional paid-in capital                                                                  2,979,900                 2,979,900

  Retained earnings, substantially restricted (Note 12)                                       5,220,601                 4,554,320
  Unrealized gain on securities available-for-sale, net of
    applicable deferred income taxes (Note 2)                                                   (50,546)                   85,679
  Less cost of shares acquired for the treasury:
   1996, 3,850 shares; 1995, 2,850 shares                                                    (1,128,700)                 (803,700)
                                                                                         --------------            --------------
    Total stockholders' equity                                                                7,053,155                 6,848,099
                                                                                         --------------            --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $  106,427,521            $   95,239,732
                                                                                         ==============            ==============
See notes to consolidated financial statements.

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 1996 and 1995

                                                                                     1996                      1995
                                                                                --------------             ------------
INTEREST INCOME:
Loans receivable:
   First-mortgage loans                                                         $    4,787,517            $    4,606,246
   Consumer and other loans                                                            676,537                   670,950
Investment securities                                                                1,568,599                 1,335,204
Mortgage-backed and related securities                                                 368,273                   236,916
Other interest-earning assets                                                           93,584                   113,760
                                                                                --------------             -------------
    Total interest income                                                            7,494,510                 6,963,076
                                                                                --------------             -------------
INTEREST EXPENSE:
Deposits (Note 8)                                                                    4,401,078                 3,834,712
Borrowed funds (Note 9)                                                                 70,087                    79,113
                                                                                --------------             -------------
    Total interest expense                                                           4,471,165                 3,913,825
                                                                                --------------             -------------
    Net interest income                                                              3,023,345                 3,049,251

Provision for loan losses (Notes 1 & 4)                                                 (6,000)                  (14,000)
                                                                                --------------             -------------
    Net interest income after provision for loan losses                              3,017,345                 3,035,251
                                                                                --------------             -------------
NON-INTEREST INCOME:
Net realized gains on sales of available-for-sale securities (Note 2)                   15,970                    21,045
Loan origination and commitment fees (Note 1)                                          391,088                   322,239
Service charges and fees                                                               443,973                   403,475
Other (Note 6)                                                                         219,446                   204,983
                                                                                --------------             -------------
    Total non-interest income                                                        1,070,477                   951,742
                                                                                --------------             -------------
NON-INTEREST EXPENSE:
General and administrative:
   Compensation and benefits (Note 10)                                               1,252,330                 1,119,579
   Occupancy and equipment (Notes 7 & 14)                                              300,079                   300,472
   Deposit insurance premiums (Note 19)                                                754,180                   189,940
   Loss on foreclosed real estate                                                        5,899                    11,881
   Other (Note 6)                                                                      775,307                   778,542
                                                                                --------------             -------------
    Total non-interest expense                                                       3,087,795                 2,400,414
                                                                                --------------             -------------
    Net non-interest expense                                                        (2,017,318)               (1,448,672)
                                                                                --------------             -------------
     Income Before Income Taxes                                                      1,000,027                 1,586,579

Income tax expense (Notes 1 & 11)                                                      333,746                   552,988
                                                                                --------------             -------------
    NET INCOME                                                                  $      666,281             $   1,033,591
                                                                                ==============             =============
NET INCOME PER SHARE OF COMMON STOCK                                            $        23.48             $       35.58
                                                                                ==============             =============

See notes to consolidated financial statements.

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For the Years Ended December 31, 1996 and 1995

                                                                                                   Net Unrealized
                                                                                                    Appreciation
                                                                                                   (Depreciation)
                                                                                                    on Securities        Total
                                                  Additional        Retained                         Available-      Stockholders'
                                Capital Stock  Paid-In Capital      Earnings      Treasury Stock      For-Sale          Equity
                               --------------- ---------------- ---------------- ---------------- ---------------- ----------------
Balances at December 31, 1994    $     31,900    $   2,979,900    $   3,520,729    $    (803,700)   $    (365,437)   $   5,363,392
Net income for the year ended
   December 31, 1995                       --               --        1,033,591               --               --        1,033,591
Change in net unrealized
   appreciation on securities
   available-for-sale, net of
   applicable deferred taxes
   of $52,513                              --               --               --               --          451,116          451,116
                               --------------- ---------------- ---------------- ---------------- ---------------- ----------------
Balances at December 31, 1995          31,900        2,979,900        4,554,320         (803,700)          85,679        6,848,099
Net income for the year ended
   December 31, 1996                       --               --          666,281               --               --          666,281
Purchase of treasury stock                 --               --               --         (325,000)              --         (325,000)
Change in net unrealized
   depreciation on securities
   available-for-sale, net of
   applicable deferred taxes
   of $30,980                              --               --               --               --         (136,225)        (136,225)
                               --------------- ---------------- ---------------- ---------------- ---------------- ----------------
BALANCES AT
DECEMBER 31, 1996                $     31,900    $   2,979,900    $   5,220,601    $  (1,128,700)   $     (50,546)   $   7,053,155
                               =============== ================ ================ ================ ================ ================

See notes to consolidated financial statements.

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1996 and 1995

                                                                                  1996                      1995
                                                                             --------------            --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                   $     666,281             $   1,033,591
                                                                             --------------            --------------
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Amortization of excess of cost over fair value of net assets
    acquired - goodwill                                                              4,071                     4,071
   Deferred loan origination fees                                                     (355)                     (626)
   Premiums and discounts on loans                                                      --                    (8,161)
   Amortization of premiums and discounts on investment securities                  45,797                    28,223
   FHLB stock dividends included in income                                              --                   (13,600)
   Provision for loan losses                                                         6,000                     2,000
   Net gain on sales of investment and mortgage-backed securities                  (15,970)                  (21,045)
   Depreciation of premises and equipment                                           81,710                    82,223
   (Increase) Decrease in:
     Deferred taxes                                                                 (9,000)                   54,000
     Prepaid expenses and other assets                                               6,275                   (15,349)
     Accrued interest receivable                                                  (139,451)                  (42,023)
     Accounts receivable - loans sold                                              123,573                   (51,865)
     Income taxes receivable                                                       (29,765)                   11,223
     Inventory of loans                                                             81,958                   (81,958)
   Increase (Decrease) in:
     Accrued expenses and other liabilities                                         94,190                    92,889
     Income taxes payable                                                           (2,706)                   (1,802)
                                                                             --------------            --------------
       Total adjustments                                                           246,327                    38,200
                                                                             --------------            --------------
         Net Cash Provided by Operating Activities                                 912,608                 1,071,791
                                                                             --------------            --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of treasury stock                                                     (325,000)                       --
Expenditures for premises and equipment                                            (20,744)                  (24,043)
Loan originations and principal payment on loans                                  (717,055)               (4,228,182)
Principal payments on mortgage-backed and related securities,
 net of discounts and premiums                                                   1,304,575                   785,385
Purchase of investment securities held-to-maturity                                      --                (3,590,696)
Purchase of investment securities available-for-sale                           (17,826,100)               (2,017,924)
Proceeds from sales of investment securities                                       250,000                   515,390
Proceeds from maturities of invest securities available-for-sale                 9,391,448                 5,250,000
Proceeds from sales of mortgage-backed and related securities
 available-for-sale                                                              1,171,663                   683,409
Purchase of mortgage-backed securities available-for-sale                       (4,348,109)               (1,293,846)
                                                                             --------------            --------------
         Net Cash Used in Investing Activities                                 (11,119,322)               (3,920,507)
                                                                             --------------            --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on bank loans                                                   (50,000)               (1,800,000)
Net increase in demand deposits, NOW accounts, passbook savings
 accounts and certificates of deposit                                           11,034,520                 4,315,915
Net decrease in advance payments by borrowers for taxes and insurance              (18,758)                   (1,748)
                                                                             --------------            --------------
         Net Cash Provided by Financing Activities                              10,965,762                 2,514,167
                                                                             --------------            --------------
NET INCREASE (DECREASE) IN CASH                                                    759,048                  (334,549)
CASH AND DUE FROM BANKS, JANUARY 1                                               5,170,744                 5,505,293
                                                                             --------------            --------------
CASH AND DUE FROM BANKS, DECEMBER 31                                         $   5,929,792             $   5,170,744
                                                                             ==============            ==============

                                   (Con't)

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1996 and 1995
                                  (Continued)

                                                                                  1996                      1995
                                                                             --------------            --------------
SUPPLEMENTAL DISCLOSURES:
Cash paid for:
   Interest on deposits, advances, and other borrowings                      $    4,399,594            $   3,782,125
   Income taxes                                                                     375,217                  498,901
Change in unrealized gain or loss on securities available-for-sale                 (219,718)                 651,891
Deferred taxes applicable to investment securities available-for-sale                30,980                  (52,513)

There are no cash equivalents included in the statements of cash flows.

See notes to consolidated financial statements.

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--

Nature of Operations - Valley Savings Bank, FSB (the Bank) provides a full line of banking services, including commercial and real estate lending, and provides these services at three locations.

The activities of Valley Services, Inc. are selling credit life insurance and acting as a broker in security transactions. Hearthstone Mortgage Company, Inc. is in the business of originating and selling mortgage loans in the secondary market. All operations are carried out from locations in eastern Iowa.

Basis of Consolidation - The accompanying consolidated financial statements for 1996 include the accounts of Valley Savings Bank, FSB (the Bank), a wholly-owned subsidiary of Valley Financial Corp., and Hearthstone Mortgage Company, Inc. and Valley Services, Inc., wholly-owned subsidiaries of Valley Savings Bank, FSB. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

Investment and Mortgage-Backed Securities - The Bank adopted Statement of Financial Accounting Standards (SFAS) 115 and classified some investment and mortgage-backed securities as available-for-sale at fair value. The net appreciation or depreciation after deferred taxes is recorded in stockholders' equity. Information relating to this is recorded in other notes to the financial statements.

Investment Securities - Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of stockholders' equity until realized. Cost of securities sold is recognized using the specific identification method.

Allowance for Losses - It is the policy of the Bank to provide valuation allowances for estimated losses on loans and real estate when a significant and permanent decline in value occurs. In providing valuation allowances, costs of holding real estate (including the cost of capital) are considered.

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Allowance for Losses - Continued

Major loans, real estate owned (including development projects), and major lending areas are reviewed periodically to determine potential problems at an early date. The Bank's experience has shown that foreclosures on loans result in some loss. Therefore, in addition to allowances for specific loans, the Bank makes provision for losses on properties based in part on experience and in part on prevailing market conditions. Additions to allowances are charged to earnings.

Management evaluates the carrying value of such assets at least annually and the allowances are adjusted accordingly. While management uses the best information available in establishing the allowances for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations.

Deferred Profit on Sale of Real Estate - Profit on sale of real estate owned is deferred when the buyer's initial investment is not adequate for recognition of profit by the full accrual method.

Savings Deposits - Savings deposits vary as to terms, with major differences being minimum balances required, maturity, interest rates and the provision for payment of interest.

Mortgage-Backed Securities - Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities held to maturity are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Management intends and has the ability to hold such securities to maturity. Should any be sold, cost of securities sold is determined using the specific identification method.

All mortgage-backed securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on mortgage-backed securities available-for-sale are recognized as direct increases or decreases in stockholders' equity.

At December 31, 1996, the Bank had no outstanding commitments to sell securities. The market value of its mortgage-backed securities portfolio is disclosed in Note 2.

Loans Receivable - Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan-origination fees and discounts.

Discounts on first-mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-- Continued

Loans Receivable - Continued

Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgement, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

Loan-Origination Fees, Commitment Fees, and Related Costs - Loan fees are accounted for and in accordance with FASB Statement No. 91, Accounting For Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

Commitment fees and costs relating to commitments, the likelihood of exercise of which is remote, are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

Foreclosed Real Estate - Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is eighteen months.

Premises and Equipment - Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

Mortgage Loans Funded For Sale - Mortgage loans funded for sale are carried at the amount of purchase commitment received from the buyer. All loans granted through Hearthstone Mortgage Company, Inc. have been pre-approved by the purchaser.

Income Taxes - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Net Income Per Share - Net income per share of common stock has been computed using the weighted average number of common shares outstanding (28,379 shares in 1996; 29,050 in 1995).

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 2:   INVESTMENT SECURITIES--

The amortized cost and estimated market values of investments in securities are summarized as follows:

                                                                     Gross        Gross         Estimated
                                                   Amortized      Unrealized    Unrealized        Market
                                                      Cost           Gain         Losses          Value
                                                  -----------      --------      --------      -----------
SECURITIES AVAILABLE-FOR-SALE:
December 31, 1996:
------------------
Bonds, notes and debentures at amortized cost:
   U.S. government and federal agencies           $22,936,227      $ 66,461      $ 96,297      $22,906,391
   State and local governments                      4,500,092        59,511        40,297        4,519,306
   Corporate debt securities                          497,686            --         8,841          488,845
   Mortgage-backed securities                       8,485,670        26,654        88,717        8,423,607
                                                  -----------      --------      --------      -----------
                                                  $36,419,675      $152,626      $234,152      $36,338,149
                                                  ===========      ========      ========      ===========
December 31, 1995:
------------------
Bonds, notes and debentures at amortized cost:
   U.S. government and federal agencies           $15,589,782      $108,962      $ 21,113      $15,677,631
   State and local governments                      2,992,274        70,731        14,837        3,048,168
   Corporate debt securities                        1,265,093            --        12,793        1,252,300
   Mortgage-backed securities                       6,545,830        48,711        41,469        6,553,072
                                                  -----------      --------      --------      -----------
                                                  $26,392,979      $228,404      $ 90,212      $26,531,171
                                                  ===========      ========      ========      ===========
SECURITIES HELD-TO-MATURITY:
December 31, 1996:
------------------
Equity securities:
   Stock in Federal Home Loan Bank, at cost       $   691,800      $     --      $     --      $   691,800
                                                  ===========      ========      ========      ===========
December 31, 1995:
------------------
Equity securities:
   Stock in Federal Home Loan Bank, at cost       $   691,800      $     --      $     --      $   691,800
                                                  ===========      ========      ========      ===========

Gross realized gains on sales of securities available-for-sale were:

                                              1996            1995
                                             -------         -------
   U.S. government & agency securities       $ 9,277         $17,645
   Mortgage-backed securities                  6,693           3,400
                                             -------         -------
                                             $15,970         $21,045
                                             =======         =======

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 2:   INVESTMENT SECURITIES--Continued

Following is a summary of maturities of securities held-to-maturity and available-for-sale as of December 31, 1996, excluding the Federal Home Loan Bank stock. Mortgage-backed securities are not being allocated.

                                         Securities Available-For-Sale
                                        -------------------------------
                                        Amortized Cost      Fair Value
                                        --------------      -----------
Amounts maturing:
    In one year or less                   $ 4,031,079       $ 4,043,049
    After one year through five years      16,092,496        16,054,497
    After five years through ten years      4,164,089         4,186,759
    After ten years                         3,646,341         3,630,237
                                          -----------       -----------
                                           27,934,005        27,914,542
Mortgage-backed securities                  8,485,670         8,423,607
                                          -----------       -----------
                                          $36,419,675       $36,338,149
                                          ===========       ===========

Included in investment securities are securities pledged with a market value of $2,485,100 and $1,991,749 for 1996 and 1995, respectively, to secure savings accounts.

Also included in investment securities are securities with a carrying value of $997,071 and a market value of $991,406 for 1996, pledged to secure federal funds purchases. There were no purchases outstanding on December 31, 1996.

NOTE 3:   CAPITAL STOCK INVESTMENT--

The Bank is a member of the Federal Home Loan Bank system. As a member of this system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank. No ready market exists for suck stock; however, any stock held in excess of the required balance is redeemable at par. The stock is recorded at cost.

NOTE 4:   LOANS RECEIVABLE--

The components of loans in the consolidated statements of financial condition were as follows:

                                          1996              1995
                                       -----------       -----------
     Commercial                        $ 3,672,549       $ 3,711,132
     Real estate construction            1,103,363         1,017,395
     Commercial real estate             16,099,716        17,409,694
     Residential real estate            36,882,423        34,622,002
     Mobile homes                          904,241         1,104,414
     Consumer                            3,043,750         3,112,690
                                       -----------       -----------
                                        61,706,042        60,977,327
     Allowance for loan losses            (525,695)         (529,879)
                                       -----------       -----------
                                       $61,180,347       $60,447,448
                                       ===========       ===========

An analysis of the change in the allowance for losses follows:

                                          1996              1995
                                       -----------       -----------
Balance at January 1                   $   529,879       $   620,265
    Loans charged off                      (14,541)         (110,595)
    Recoveries                               4,357             6,209
                                       -----------       -----------
        Net loans charged off              (10,184)         (104,386)
    Provision for loan losses                6,000            14,000
                                       -----------       -----------
Balance at December 31                 $   525,695       $   529,879
                                       ===========       ===========

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995

NOTE 4:   LOANS RECEIVABLE--Continued

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its officers, directors, stockholders, and their affiliates. In the opinion of management, such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the Bank. Loans to such borrowers totaled $638,371 and $709,333 at December 31, 1996 and 1995, respectively.

NOTE 5:   LOAN SERVICING--

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at December 31, 1996 and 1995, were $1,452,996 and $2,673,195, respectively.

There were no custodial escrow balances in connection with the foregoing loan servicing at December 31, 1996 and 1995.

NOTE 6:   OTHER NON-INTEREST INCOME AND EXPENSE--

Other non-interest income and expense amounts are summarized as follows for the years ended December 31:

                                             1996              1995
                                       ----------------  ----------------
Other non-interest income:
     Office building rental            $        65,225   $        65,364
     Other                                     154,221           139,619
                                       ----------------  ----------------
                                       $       219,446   $       204,983
                                       ================  ================
Other non-interest expense:
     Advertising and promotion         $        76,255   $        73,731
     Data processing                           223,983           211,739
     Professional fees                         120,344           120,725
     Printing, postage, stationery,
       and supplies                            170,717           169,880
     Telephone                                  29,623            31,996
     Other                                     154,385           170,471
                                       ----------------  ----------------
                                       $       775,307   $       778,542
                                       ================  ================

NOTE 7:   PREMISES AND EQUIPMENT--

Premises and equipment at December 31 are summarized as follows:

                                             1996              1995
                                       ----------------  ----------------
Cost:
     Land                              $       398,680   $       398,680
     Buildings                                 930,866           915,216
     Furniture, fixtures & equipment           363,072           357,977
                                       ----------------  ----------------
                                             1,692,618         1,671,873
     Less accumulated depreciation             541,188           459,477
                                       ----------------  ----------------
                                       $     1,151,430   $     1,212,396
                                       ================  ================
Depreciation                           $        81,710   $        82,223
                                       ================  ================

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 7:   PREMISES AND EQUIPMENT--Continued

Valley Savings Bank, FSB, leases out portions of its office facilities under several operating lease agreements. Rental income includes $65,224 and $65,364, respectively, for the years ended December 31, 1996 and 1995. The leased property is part of the buildings occupied by Valley Savings Bank, FSB; thus, the carrying amount and accumulated depreciation of the leased property is not easily segregated. The minimum future lease payments due to Valley Savings Bank, FSB, under these lease agreements are as follows:

                 December 31,                     Amount
                --------------                --------------
                    1997                      $      32,853
                    1998                              3,466
                                              --------------
                    Total                     $      36,319
                                              ==============

NOTE 8:   DEPOSITS--

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $7,686,117 and $3,030,009 in 1996 and 1995, respectively.

At December 31, 1996, the scheduled maturities of certificates of deposit are as follows:

                    1997                      $   13,318,727
                    1998                          43,743,300
                    1999-2000                      7,920,868
                    2001 and thereafter            4,086,139
                                              ---------------
                                              $   69,069,034
                                              ===============

Interest expense on deposits for the years ended December 31 is summarized as follows:

                                             1996              1995
                                       ----------------- -----------------
     Money market                      $        337,505  $        347,320
     Passbook savings                           264,260           279,289
     NOW                                        190,655           170,783
     Certificates of deposit:
       Over $100,000                            335,351           189,599
       Under $100,000                         3,273,307         2,847,721
                                       ----------------- -----------------
                                       $      4,401,078  $      3,834,712
                                       ================= =================

NOTE 9:   BORROWED FUNDS--

Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are secured by all stock in the FHLB and qualifying first-mortgage loans. There were no advances from the FHLB for years ended December 31, 1996 and 1995. The Bank has a line of credit with the FHLB of $2,000,000 on December 31, 1996.

Interest expense on advances from the FHLB for the years ended December 31, 1996 and 1995, was $27,111 and $9,658, respectively.

Federal funds purchases usually mature within one to four days of the transaction date. The Bank has a secured line of credit of $892,000 on December 31, 1996, based on pledged securities as collateral for federal fund transactions. The Bank has pledged Federal Home Loan Bank securities to secure transactions of this nature. On December 31,

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 9:   BORROWED FUNDS--Continued

1996, the combined book value of these securities is $997,071 and the market value is $991,406. There were no outstanding federal funds transactions on December 31, 1996.

During 1994, Valley Financial Corp. borrowed $850,000 for acquisition of treasury stock. The note was due on October 1, 1996, and had an interest rate of 8.5%. The note was renewed in 1996 at 8.25% interest and matures on July 1, 1997.

Total interest paid on the note for the years ended December 31, 1996 and 1995, was $42,079 and $69,455, respectively. Valley Financial Corp. pledged all capital stock of Valley Savings Bank, FSB for the loan. The unpaid balance on the note is $500,000 on December 31, 1996.

NOTE 10:  PROFIT SHARING (401K) PLAN--

During 1996, the Company adopted a 401k plan. To participate in the plan and be eligible for discretionary employer contributions, an employee must have attained twenty one (21) years of age and completed twelve (12) months and one thousand (1,000) hours of service. To be eligible for matching contributions, the employee must meet all of the above requirements and make contributions to the 401k plan. Maximum contribution by the employee is $9,500 for 1996. The Company will match up to three percent (3%) of employee contributions, and maximum combined contributions (employer and employee) cannot exceed the lessor of $30,000 or twenty-five percent (25%) of the employee's annual salary. Employees are automatically one-hundred percent (100%) vested in their Qualified Non-Elective account. The vesting schedule for matching and discretionary employer accounts is as follows:

                 Years of Service              Percent Vested
                 ----------------              --------------
                 Less than 2                                0
                 2 but less than 3                         20
                 3 but less than 4                         40
                 4 but less than 5                         60
                 5 but less than 6                         80
                 6 or more                                100

In 1994, the Bank had a qualified, non contributory defined-benefit pension plan covering substantially all of its employees. The plan was with Financial Institutions Retirement Fund and was funded through a tax qualified pension trust. Effective October 1, 1995, the Bank terminated its participation in the Financial Institutions Retirement Fund.

All employees who are members on the withdrawal date, including those on leaves of absence, automatically become fully vested retirants of the Fund. Payment may be commenced in accordance with the Regulations as of the first day of the month of the employee's choice after attainment of age 45, or age 55 as previously designated by the employer for all its retirants, regardless of whether or not employment continues.

NOTE 11:  INCOME TAXES--

In computing federal income taxes, the Bank was allowed the larger of a statutory bad debt deduction of 8% of otherwise taxable income, or an amount necessary to increase the year end balance in the reserve for losses or qualifying real property loans to a specified percentage of defined eligible loans, subject to limitations based on aggregate loans and savings balances. The Bank used the percentage of taxable income method for 1995.

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 11:  INCOME TAXES--Continued

The 1996 Small Business Act repealed the percentage-of-income bad debt method for thrift institutions effective for tax years beginning in 1996 and required recapture of excess reserves over a six-year period beginning in 1996. The total excess required to be recaptured and included in taxable income is approximately $236,000, of which approximately $39,000 is includible in taxable income for 1996.

Consolidated returns/tax-sharing agreement: Valley Financial Corp. files a consolidated federal income tax return with Valley Savings Bank, FSB and its subsidiaries. Valley Financial Corp. has entered into a tax-sharing agreement with Valley Savings Bank, FSB to allocate federal income taxes based on applicable rates and to take into account benefits of each entity. The taxes are to be computed on an entity-by-entity basis with payments and refund being necessary so each party pays its pro rata share of the federal income taxes.

The provision for federal income taxes differs from that computed by applying statutory rates because of bad debt expense, depreciation, tax-exempt interest and Federal Home Loan Bank stock dividends.

Deferred tax assets or liabilities have been provided for taxable temporary differences related to unrealized gains or losses on available-for-sale securities upon adoption of Statement of Financial Accounting Standards (SFAS) No. 115 in December of 1993.

Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses, accumulated depreciation, and Federal Home Loan Bank stock dividends. The net deferred tax assets and liabilities in the accompanying consolidating schedules of financial condition include the following components:

                                                        1996             1995
                                                   ---------------   ---------------
Deferred tax assets:
     Allowance for loan losses                     $      121,362    $      115,468
     Net unrealized depreciation on available-
      for-sale securities                                  30,980                --
                                                   --------------    ---------------
                                                          152,342           115,468
                                                   ==============    ===============
Deferred tax liabilities:
     Deferred loan fees                            $       (6,456)   $       (3,525)
     Accumulated depreciation                             (67,642)          (70,277)
     Federal Home Loan Bank stock                         (60,264)          (63,666)
     Net unrealized appreciation on available-
      for-sale securities                                      --           (52,513)
                                                   ---------------   ---------------
                                                         (134,362)         (189,981)
                                                   ---------------   ---------------
      Net deferred tax assets (liabilities)        $       17,980    $      (74,513)
                                                   ===============   ===============

Retained earnings at December 31, 1996 and 1995, include approximately $810,000 for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $300,000 at December 31, 1996 and 1995.

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995

NOTE 11:  INCOME TAXES--Continued

Income tax expense for the years ended December 31, 1996 and 1995 is summarized as follows:

                                             1996              1995
                                        ---------------   ---------------
Federal:
     Current                            $      295,775    $      423,608
     Deferred                                  (11,000)           46,000
                                        ---------------   ---------------
                                               284,775           469,608
                                        ---------------   ---------------
State:
     Current                                    46,971            75,380
     Deferred                                    2,000             8,000
                                        ---------------   ---------------
                                                48,971            83,380
                                        ---------------   ---------------
       Total taxes                      $      333,746    $      552,988
                                        ===============   ===============

Included in other assets are income taxes receivable of $48,263 for 1996 and $18,498 for 1995.

The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows:

                                                           Percent of
                                                         Pre-tax Income
                                                    ------------------------
                                                     1996              1995
                                                    ------            ------
Statutory rates                                     34.0%              34.0%
Increase (decrease) resulting from:
     Effect of tax-exempt income                    (3.6%)             (1.2%)
     State income taxes, net of Federal income
       tax benefit                                   3.2%               3.5%
     Other, net                                      (.2%)             (1.5%)
                                                    ------           -------
                                                    33.4%              34.8%
                                                    ======           =======

NOTE 12:  REGULATORY MATTERS--

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision (OTS). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all the capital adequacy requirements to which it is subject.

                    VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995

NOTE 12:  REGULATORY MATTERS--Continued

As of December 31, 1996, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

                                                         For Capital Adequacy
                                                          Purposes And to Be
                                                        Adequately Capitalized
                                                           Under the Prompt
                                                           Corrective Action
                                         Actual               Provisions
                                  ---------------------- ---------------------
                                      Amount      Ratio      Amount     Ratio
                                  -------------- ------- ------------- -------
As of December 31, 1996:
------------------------
     Total Capital
       (to Risk-Weighted Assets)
                                   $  7,589,817  15.69%  $  3,869,440    8.00%
     Tier I Capital
       (to Risk-Weighted Assets)      7,589,817  15.69      3,869,440    4.00
     Tier I Capital
       (to Average Assets)            7,589,817   7.62      3,985,084    4.00

As of December 31, 1995:
------------------------
     Total Capital
       (to Risk-Weighted Assets)   $  7,253,636  15.10%  $  3,844,160    8.00%
     Tier I Capital
       (to Risk-Weighted Assets)      7,253,636  15.10      3,844,160    4.00
     Tier I Capital
       (to Average Assets)            7,253,636   7.86      3,691,205    4.00

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 13:  COMMITMENTS AND CONTINGENCIES--

In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. At December 31, 1996, the Bank had outstanding firm commitments to originate or purchase loans as follows:

                              Fixed Rate     Variable Rate       Total
                            --------------- --------------- ---------------
   Fixed-mortgage loans       $    35,000     $   350,500     $   385,500
   Consumer/other loans                --              --              --
                              -----------     -----------     -----------
                              $    35,000     $   350,500     $   385,500
                              ===========     ===========     ===========

The Bank also had outstanding letters of credit totaling $76,400 at December 31, 1996.

NOTE 14:  LEASE EXPENSE--

Lease expense for the year ended December 31, 1996 and 1995, was $42,583 and $48,553, respectively, which includes building rental of $24,394 for Hearthstone Mortgage Company, Inc. in 1996. Following is a schedule by years of future minimum equipment lease payments required under existing operating leases:

             December 31, 1997                    $   4,442
                                                  =========
NOTE 15:  ACCOUNTS RECEIVABLE - LOANS SOLD--

Firm commitments to purchase loans had been received for all of the loans carried in accounts receivable - loans sold. The carrying value is the total due from the purchaser since the loans were closed and ready for sale.

NOTE 16:  GOODWILL--

Goodwill recorded on the acquisition of Hearthstone Mortgage Company, Inc. amounted to $40,710 and is being amortized over a ten-year period. Goodwill amortization for 1996 and 1995 was $4,071 per year, leaving a balance of $20,355 on December 31, 1996.

NOTE 17:  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK--

Most of the Bank's business activity, with the exception of mortgage loans, is with customers located within Iowa and Illinois. The Bank uses another bank to facilitate check collection and other bank activities. Due to the dollar volume of these activities, it is necessary to maintain account balances in excess of the FDIC insurance limit.

NOTE 18:  FAIR VALUE OF FINANCIAL INSTRUMENTS--

Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, if it is cost effective to determine the fair values. Management has determined that it is not cost effective to secure the information on most of the financial instruments; however, the following financial assets are carried at an amount which approximates fair value:

               Cash
               Investment securities available-for-sale
               Mortgage-backed securities available-for-sale
               Accounts receivable - loans sold

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1996 and 1995

NOTE 18:  FAIR VALUE OF FINANCIAL INSTRUMENTS--Continued

The carrying amounts of the financial assets listed above are included in the Consolidated Statement of Financial Condition. Fair value of investment securities and mortgage-backed securities is based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

NOTE 19:  DEPOSIT INSURANCE PREMIUMS--

The Fiscal 1997 Spending Bill signed into law on September 30, 1996 imposed a special assessment on Savings Association Insurance Fund (SAIF)-insured deposits of financial institutions. Valley Savings Bank, FSB's one-time assessment amounted to $551,449, which was paid in 1996 and is included in deposit insurance premiums in 1996.

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                              September 30, 1997

                                  (Unaudited)

ASSETS:
Cash                                                    $    3,364,164
Securities available-for-sale                               38,311,112
Mortgage-backed securities                                   7,364,143
Loans receivable, net                                       60,039,484
Accrued interest receivable                                    991,964
Foreclosed real estate, net of allowance for losses             67,605
Premises and equipment                                       1,102,634
Other assets                                                   144,325
                                                        --------------
      TOTAL ASSETS                                      $  111,385,431
                                                        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
     Deposits                                           $  101,734,158
     Borrowed funds                                            500,000
     Advances from borrowers for taxes and insurance            97,996
     Deferred taxes                                            108,156
     Accrued expenses and other liabilities                    773,576
                                                        --------------
      Total liabilities                                    103,213,886
                                                        --------------

Stockholders' Equity:
     Common stock                                               31,900
     Additional paid-in capital                              2,979,900
     Retained earnings, substantially restricted             6,133,445
     Unrealized gain on securities available-for-sale,
       net of applicable income taxes                          155,000
     Treasury stock                                         (1,128,700)
                                                        --------------
      Total stockholders' equity                             8,171,545
                                                        --------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  111,385,431
                                                        ==============

See Notes to Consolidated Financial Statements

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
             For the nine months ended September 30, 1997 and 1996

                                  (Unaudited)

                                                                 1997          1996
                                                             -----------   -----------
INTEREST INCOME:
Loans receivable:
  First-mortgage loans                                       $ 3,600,780   $ 3,631,251
  Consumer and other loans                                       452,833       513,124
Investment securities                                          1,714,293     1,184,108
Mortgage-backed and related securities                           301,881       270,584
Other interest-earning assets                                     43,406        61,344
                                                             -----------   -----------
  Total interest income                                        6,113,193     5,660,411
                                                             -----------   -----------

INTEREST EXPENSE:
Deposits                                                       3,663,083     3,262,695
Borrowed funds                                                    41,255        46,324
                                                             -----------   -----------
  Total interest expense                                       3,704,338     3,309,019
                                                             -----------   -----------

  Net interest income                                          2,408,855     2,351,392

Provision for Loan losses                                       (100,000)        6,000
                                                             -----------   -----------

  Net interest income after provision for loan losses          2,508,855     2,345,392
                                                             -----------   -----------

NON-INTEREST INCOME:
  Gain on sale of interest-earning assets, net                     9,404        12,084
  Loan origination and commitment fees                           228,121       143,100
  Service charges and fees                                       344,853       333,239
  Other income                                                    17,240        45,756
                                                             -----------   -----------
    Total non-interest income                                    599,618       534,179
                                                             -----------   -----------

NON-INTEREST EXPENSE:
General and administrative:
  Compensation and benefits                                      877,192       832,622
  Occupancy and equipment                                        171,155       157,929
  SAIF deposit insurance premiums                                 34,453       701,939
  Loss on foreclosed real estate                                   4,180         5,925
  Other expenses                                                 655,431       569,954
                                                             -----------   -----------
    Total non-interest expense                                 1,742,411     2,268,369
                                                             -----------   -----------

Income Before Income Taxes                                     1,366,062       611,202

Income tax expense                                               453,218       213,135
                                                             -----------   -----------

    NET INCOME                                               $   912,844   $   398,067
                                                             ===========   ===========

Net income per share of Common Stock                         $     32.54   $     13.97
                                                             ===========   ===========

See Notes to Consolidated Financial Statements

                     VALLEY FINANCIAL CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Nine Months Ended September 30, 1997 and 1996

                                  (Unaudited)

                                                                                                            1997          1996
                                                                                                         -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                               $   912,844   $   398,067
                                                                                                         -----------   -----------
Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization of excess of cost over fair value of net assets acquired - goodwill                            3,053         3,053
   Amortization of premiums and discounts on investment securities                                            42,650        33,348
   Provision for loan losses                                                                                (100,000)        6,000
   Net gain on sales of investment and mortgage-backed securities                                             (9,404)      (12,084)
   Depreciation of premises and equipment                                                                     55,022        61,282
   (Increase) Decrease in:
     Prepaid expenses and other assets                                                                       (67,886)     (240,519)
     Accrued interest receivable                                                                            (149,461)     (158,640)
     Inventory of loans                                                                                           --        81,958
Increase (Decrease) in:
   Accrued expenses and other liabilities                                                                   (301,456)      226,611
                                                                                                         -----------   -----------
     Total adjustments                                                                                      (527,482)        1,009
                                                                                                         -----------   -----------

       Net Cash Provided by Operating Activities                                                             385,362       399,076
                                                                                                         -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of treasury stock                                                                                     --      (325,000)
Expenditures for premises and equipment                                                                       (6,226)      (20,354)
Loan originations and principal payment on loans                                                           1,369,442    (1,308,153)
Principal payments on mortgage-backed and related securities, net of discounts and premiums                1,177,412       855,512
Purchase of investment securities available-for-sale                                                     (17,477,112)  (12,909,650)
Proceeds from sales of investment securities                                                                 996,875            --
Proceeds from maturities of invest securities available-for-sale                                           6,955,799     7,930,000
Proceeds from sales of mortgage-backed and related securities available-for-sale                                  --       819,148
Purchase of mortgage-backed securities available-for-sale                                                         --    (3,819,650)
                                                                                                         -----------   -----------

       Net Cash (Used in) Investing Activities                                                            (6,983,810)   (8,778,147)
                                                                                                         -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowed funds                                                                                        --     2,150,000
Net increase in demand deposits, NOW accounts, passbook savings accounts and certificates of deposit       4,179,404     4,657,606
Net decrease in advance payments by borrowers for taxes and insurance                                       (146,584)     (166,239)
                                                                                                         -----------   -----------

     Net Cash Provided by Financing Activities                                                             4,032,820     6,641,367
                                                                                                         -----------   -----------

NET (DECREASE) IN CASH                                                                                    (2,565,628)   (1,737,704)

CASH AND DUE FROM BANKS, BEGINNING                                                                         5,929,792     5,170,744
                                                                                                         -----------   -----------

CASH AND DUE FROM BANKS, ENDING                                                                          $ 3,364,164   $ 3,433,040
                                                                                                         ===========   ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid for:
   Interest on deposits and borrowed funds                                                               $ 3,664,943   $ 3,265,542
   Income taxes                                                                                              340,535       358,403

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
VALLEY FINANCIAL CORP. AND SUBSIDIARIES


NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements for the nine month period ended September 30, 1997 and 1996 are unaudited. In the opinion of the management of Valley Financial Corp., these financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly these consolidated financial statements. The results of operations for the interim periods are not necessarily indicative of results which may be expected for an entire year. Certain information and footnote disclosure normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the requirements for interim financial statements.

The consolidated financial statements include the accounts of Valley Financial Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2. SUBSEQUENT EVENT - ACQUISITION OF VALLEY FINANCIAL CORP.

As of the close of business on January 30, 1998, North Central completed the Acquisition of Valley Financial Corp., pursuant to an Agreement and Plan of Merger, dated as of September 18, 1997. The Acquisition resulted in the merger of Valley Financial's wholly-owned subsidiary, Valley Savings Bank, FSB with and into First Federal with First Federal as the resulting financial institution.

In connection with the Acquisition, each share of Valley Financial's common stock, par value $1.00 per share, issued and outstanding (other than shares held as treasury stock of Valley Financial) was cancelled and converted automatically into the right to receive $525.00 per share in cash pursuant to the terms and conditions of the Merger Agreement. As a result of the Acquisition, shareholders of Valley Financial were paid $14,726,250 in cash. The pricing reflects 190.6% of Valley's June 30, 1997 book value and 13.0 times Valley's earnings for the twelve months ended June 30, 1997, as adjusted for the one-time SAIF charge.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
VALLEY FINANCIAL CORP. AND SUBSIDIARIES

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements for the nine month period ended September 30, 1997 and 1996 are unaudited. In the opinion of the management of Valley Financial Corp., these financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly these consolidated financial statements. The results of operations for the interim periods are not necessarily indicative of results which may be expected for an entire year. Certain information and footnote disclosure normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the requirements for interim financial statements.

The consolidated financial statements include the accounts of Valley Financial Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2.  SUBSEQUENT EVENT    ACQUISITION OF VALLEY FINANCIAL CORP.

As of the close of business on January 30, 1998, North Central completed the Acquisition of Valley Financial Corp., pursuant to an Agreement and Plan of Merger, dated as of September 18, 1997. The Acquisition resulted in the merger of Valley Financial's wholly-owned subsidiary, Valley Savings Bank, FSB with and into First Federal with First Federal as the resulting financial institution.

In connection with the Acquisition, each share of Valley Financial's common stock, par value $1.00 per share, issued and outstanding (other than shares held as treasury stock of Valley Financial) was cancelled and converted automatically into the right to receive $525.00 per share in cash pursuant to the terms and conditions of the Merger Agreement. As a result of the Acquisition, shareholders of Valley Financial were paid $14,726,250 in cash. The pricing reflects 190.6% of Valley's June 30, 1997 book value and 13.0 times Valley's earnings for the twelve months ended June 30, 1997, as adjusted for the one-time SAIF charge.